EXHIBIT 32.4
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Duke Realty Limited Partnership (the “Partnership”) on Form 10-Q for the quarter ending June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark A. Denien, Executive Vice President and Chief Financial Officer of Duke Realty Corporation, the general partner of the Partnership (the “General Partner”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Mark A. Denien
Mark A. Denien
Executive Vice President and Chief Financial Officer of the General Partner
Date:	August 2, 2017
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Duke Realty Limited Partnership, and will be retained by Duke Realty Limited Partnership and furnished to the Securities and Exchange Commission or its staff upon request.